UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2022

Mr. Cooper Group Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.
Coppell, TX 75019
(Address of Principal Executive Offices, and Zip Code)

469-549-2000
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Cooper Group Inc. (the “Company”) issued a press release today announcing the appointment of Jaime Gow as Executive Vice President & Chief Financial Officer, effective April 21, 2022. Mr. Gow succeeds Christopher Marshall, who has served as Vice Chairman and President since June 2021. Mr. Gow will continue to report to Mr. Marshall.

Mr. Gow, age 47, joined the Company in September 2019, as SVP Accounting, Financial Planning & Analysis and most recently served as Deputy Chief Financial Officer. Prior to joining the Company, Mr. Gow served as Senior Vice President and Banking Finance Executive for First Horizon National Corporation from 2017 to 2019. From 2012 to 2017, he served as Chief Accounting Officer at Capital Bank, which was acquired by First Horizon National Corporation.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Mr. Cooper Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mr. Cooper Group Inc.

Date: April 21, 2022
	By:	/s/ Christopher G. Marshall
Christopher G. Marshall Vice Chairman & President